      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1999

                                           REGISTRATION NUMBER 333-

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          GENERAL DYNAMICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                        3731                      13-1673581
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)                NUMBER)

                            3190 FAIRVIEW PARK DRIVE
                        FALLS CHURCH, VIRGINIA 22042-4523
                                 (703) 876-3000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                              DAVID A. SAVNER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                        FALLS CHURCH, VIRGINIA 22042-4523
                                 (703) 876-3000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                                                           STEPHEN FRAIDIN, P.C.
   CRAIG A. ROEDER, ESQ.                                    AVIVA DIAMANT, ESQ.
      JENNER & BLOCK                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
601 THIRTEENTH STREET, N.W.                                 ONE NEW YORK PLAZA
  WASHINGTON, D.C. 20005                                 NEW YORK, NEW YORK 10004
      (202) 639-6000                                          (212) 859-8000


                             ---------------------

         APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
As soon as possible after the filing of a report with the SEC which includes combined financial results (including combined sales and net income) for the Registrant for a period of at least 30 days of combined operations of the Registrant and Gulfstream Aerospace Corporation following the closing of the merger of a wholly-owned subsidiary of the Registrant into Gulfstream.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                 Proposed                 Proposed maximum
Title of each class of          Amount to be     maximum offering price   aggregate            Amount of
securities to be registered     registered       per share                offering price (1)   registration fee
----------------------------------------------------------------------------------------------------------------
Common stock, par value         16,554,375       Not Applicable           $1,054,315,035       $293,100
$1.00 per share
================================================================================================================


(1) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on an average of the high and low sales prices on the New York Stock Exchange of the common stock, par value $1.00 per share, of the Registrant on June 11 , 1999, which was $63.688 per share.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

        The information in this prospectus will be amended or completed.
==============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1999

                               16,554,375 SHARES

                          GENERAL DYNAMICS CORPORATION

                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                     THE SELLING STOCKHOLDERS ARE OFFERING
            16,554,375 SHARES OF COMMON STOCK OF GENERAL DYNAMICS.

    AFTER GIVING EFFECT TO THE BUSINESS COMBINATION OF GENERAL DYNAMICS AND GULFSTREAM AEROSPACE CORPORATION, THE SHARES WOULD REPRESENT APPROXIMATELY 8.1%
 OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF MARCH 8, 1999

                           -------------------------

            GENERAL DYNAMICS COMMON STOCK IS LISTED ON THE NEW YORK
               STOCK EXCHANGE UNDER THE SYMBOL "GD." ON JUNE 17,
           1999, THE REPORTED LAST SALE PRICE OF THE COMMON STOCK ON
              THE NEW YORK STOCK EXCHANGE WAS $65.936 PER SHARE.

                           -------------------------

                 INVESTING IN THE COMMON STOCK INVOLVES RISKS.
                        SEE "RISK FACTORS" ON PAGE 1.

                           -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         The Selling Stockholders may sell the shares in transactions on the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The Selling Stockholders may sell some or all of their shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of common stock being offered and the material terms of the offering, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the Selling Stockholders from the sale of the common stock will be the selling price of the common stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by General Dynamics. See "Selling Stockholders" and "Plan of Distribution."

                               TABLE OF CONTENTS

                                                                 Page

Risk Factors.....................................................   1
Where You Can Find More Information..............................   1
Cautionary Statement Regarding Forward-Looking Information.......   2
General Dynamics.................................................   3
         Principal Businesses....................................   3
         The Merger with Gulfstream..............................   3
Use of Proceeds..................................................   3
Selling Stockholders.............................................   3
Plan of Distribution.............................................   4
Legal Matters....................................................   5
Experts..........................................................   5

                                  RISK FACTORS

         A description of the risk factors you should consider in connection with this offering is contained in our joint proxy statement/prospectus on Form S-4 filed with the SEC on June 8, 1999. YOU SHOULD CONSIDER THESE MATTERS IN DECIDING WHETHER TO PURCHASE SHARES OF COMMON STOCK PURSUANT TO THIS OFFERING.

                      WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a joint proxy statement/prospectus on Form S-4 that registers the issuance of our common stock in the merger of one of our wholly-owned subsidiaries with and into Gulfstream. As a result of the merger, Gulfstream will become one of our wholly-owned subsidiaries. Our joint proxy statement/prospectus on Form S-4, including the attached exhibits and schedules, contains additional relevant information about us, Gulfstream and the merger.

         In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:


Public Reference Room            New York Regional Office         Chicago Regional Office
450 Fifth Street, N.W.           7 World Trade Center             Citicorp Center
Room 1024                        Suite 1300                       500 West Madison Street
Washington, D.C.  20549          New York, New York 10048         Suite 1400
                                                                  Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

         This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. This document also incorporates by reference certain financial statements of Gulfstream filed with the SEC.

               GENERAL DYNAMICS                                    GULFSTREAM
               ----------------                                    ----------

Registration Statement and Joint
Proxy/Prospectus on Form S-4 (No. 333-[
]), filed with the SEC on June 8, 1999.

Annual Report on Form 10-K for the fiscal year         Annual Report on Form 10-K for the fiscal
ended December 31, 1998.                               year ended December 31, 1998.

Quarterly Report on Form 10-Q for the quarter          Quarterly Report on Form 10-Q for the quarter
ended April 4, 1999.                                   ended March 31, 1999.

Report of Unscheduled Material Events on
Form 8-K dated March 5, 1999.

Description of the common stock of General Dynamics contained in its Registration Statement on Form
8-A dated [ ], which registers the common stock under Section 12(b) of the Securities Exchange Act.


         In addition, we incorporate by reference any filings we make under
Section 13(a), 14 or 15(d) of the Securities Exchange Act until the Selling Stockholders sell all of the shares which are the subject of this prospectus.

         You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's web site at the address provided above or from us. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain these documents by requesting them in writing at the following address:


                        General Dynamics Corporation
                        3190 Fairview Park Drive
                        Falls Church, Virginia  20042-4523
                        Attention:  Corporate Secretary
                        Telephone:  (703) 876-3000


         If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

         You should rely only on the information contained in or incorporated into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this document is accurate as of any date other than the date of this document or the document which is being incorporated by reference.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This document and the documents incorporated by reference into this document contain forward-looking statements about us. For information regarding risks associated with those forward-looking statements, please see the section entitled "Cautionary Statement Regarding Forward-Looking Information" in our joint proxy statement/prospectus on Form S-4 filed on June 8, 1999.

                                GENERAL DYNAMICS

PRINCIPAL BUSINESSES

         Our primary business is supplying sophisticated defense systems to the United States and its allies. We operate in three primary business segments. The Marine Systems segment designs, builds and supports nuclear submarines, surface combatants and auxiliary ships for the United States Navy, including the new Virginia-class nuclear attack submarine and the DDG 51 Flight IIA Aegis destroyer, and provides ship management services for the United States government on prepositioning and ready-reserve ships. The Combat Systems segment develops, produces and supports land and amphibious combat systems, including the United States Army's M1A2 main battle tank and the Advanced Amphibious Assault Vehicle for the United States Marine Corps, other armored vehicles and a broad range of power trains, turrets and gun subsystems for the United States armed forces and international customers. It also is a leader in the production of ammunition products. Our Information Systems and Technology segment provides expertise in signal and information processing, the use of commercial technologies for military applications, battlespace information management and intelligence data acquisition and processing within the defense and intelligence branches of the United States government and its allies.

         In 1998, after giving effect to the business combination with Gulfstream described below, we would have had net sales of $7.4 billion and net earnings of $589 million.

         Our principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523. Our telephone number at that address is (703) 876-3000.

THE MERGER WITH GULFSTREAM

         On May 16, 1999 we entered into an agreement providing for a business combination with Gulfstream Aerospace Corporation. Gulfstream is recognized worldwide as a leading designer, developer, manufacturer and marketer of advanced long range and ultra-long range business aircraft.

         In the merger of our wholly-owned subsidiary with Gulfstream, each share of Gulfstream's common stock will be converted into the right to receive one share of our common stock. The merger is subject to stockholder and regulatory approval and customary closing conditions. In connection with that agreement, we agreed to register for resale shares of our common stock which will be issued in the merger to three investment partnerships affiliated with Forstmann Little & Co. as well as certain directors and executive officers of Gulfstream. This offering is being made pursuant to that agreement.

                                USE OF PROCEEDS

         We will not receive any proceeds from the offering. The Selling Stockholders will receive the proceeds from the offering.

                              SELLING STOCKHOLDERS

         The Selling Stockholders are Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, L.P., Gulfstream Partners, L.P. and Gulfstream Partners II, L.P.

         The following table sets forth the number of shares of our common stock beneficially owned by each Selling Stockholder as of March 8, 1999 and the number of shares being offered, giving effect to the merger as if it had occurred on that date.

                                                                                            Number of shares      Percentage
                                     Shares beneficially owned       Number of shares      beneficially owned     after the
           Name                         before the offering            being offered       after the offering      offering
           ----                         -------------------            -------------       ------------------      --------

                                       Number        Percent(1)
                                       ------        ----------
Forstmann Little & Co.                10,265,915           5%            10,265,915                  --                --  %
Subordinated Debt and Equity
Management Buyout
Partnership-IV, L.P.


Gulfstream Partners, L.P.              2,674,325         1.3%             2,674,325                  --                --  %


Gulfstream Partners II, L.P.           3,614,135         1.8%             3,614,135                  --                --  %


(1) Based on 127,400,863 shares outstanding as of March 8, 1999 and 76,352,389 shares issued in the merger.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders may sell the shares being offered hereby in transactions on the New York Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The Selling Stockholders may sell some or all of their shares in transactions involving broker-dealers, who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.

         At the time a particular offer of shares of common stock is made, a prospectus supplement will be distributed, to the extent required, which will set forth the aggregate number of shares of common stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the common stock being purchased, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         We have agreed to register under the Securities Act the shares of common stock being sold by the Selling Stockholders. We will pay substantially all of the expenses to be incurred by the Selling Stockholders in connection with the registration statement of which this prospectus is a part (other than any agents' commissions and underwriting discounts), estimated to be $418,100. We will not receive any proceeds from this offering. We have agreed to indemnify the Selling Stockholders and their agents, underwriters and dealers against certain civil liabilities, including certain liabilities under the Securities Act.

         The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

         The validity of the common stock being offered by this prospectus is being passed upon for General Dynamics by Jenner & Block.

                                    EXPERTS

         The December 31, 1998 consolidated financial statements of General Dynamics, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this document in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing giving said reports.

         The consolidated financial statements and related financial statement schedules of Gulfstream incorporated in this registration statement by reference to Gulfstream's 1998 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              -------------------

                          GENERAL DYNAMICS CORPORATION

                               16,554,375 SHARES



                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                              -------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

         The following table sets forth the estimated expenses to be borne by us, in connection with the issuance and distribution of the securities being registered hereby.

         SEC registration fee...............................  $293,100

         Legal fees and expenses............................   $50,000

         Miscellaneous fees.................................   $75,000

         Total..............................................  $418,100
                                                            ==========

* Except for the SEC registration fee, all the foregoing expenses have been estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Dynamics certificate of incorporation provides that General Dynamics will indemnify its current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with or resulting from any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. General Dynamics also provides directors' and officers' liability insurance coverage for the acts and omissions of its directors and officers. In order to be entitled to indemnification under the provisions of the certificate of incorporation, a General Dynamics director or officer must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be the best interests of General Dynamics, or with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, General Dynamics will advance expenses incurred by a current or former director or officer if the director or officer provides General Dynamics with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

         General Dynamics' certificate of incorporation provides that a director will not be personally liable to General Dynamics or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to General Dynamics or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of a dividend or unlawful stock purchase or redemption under the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.

ITEM 16.  EXHIBITS.

(a) Exhibits. The following is a list of exhibits filed as part of this registration statement.

2.1 Agreement and Plan of Merger dated as of May 16, 1999 among General Dynamics Corporation, Tara Acquisition Corporation and Gulfstream Aerospace Corporation

         (incorporated herein by reference to General Dynamics Corporation's joint proxy statement/prospectus on Form S-4 (No. 333-[ ]))

4.1 Restated Certificate of Incorporation of General Dynamics Corporation (incorporated herein by reference to General Dynamics Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
         1998)

4.2 Amended and Restated Bylaws of General Dynamics Corporation (incorporated herein by reference to General Dynamics Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
         1998)

*5.1 Opinion of Jenner & Block, counsel to General Dynamics Corporation, regarding the legality of the shares being offered (incorporated herein by reference to General Dynamics Corporation's joint proxy statement/prospectus on Form S-4 (No. 333-[ ]))

*23.1    Consent of Jenner & Block (included in Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Deloitte & Touche LLP

24.1 Power of Attorney (incorporated herein by reference to General Dynamics Corporation's joint proxy statement/prospectus on Form S-4 (No. 333-[ ]))

-------------
*        To be filed by amendment.

Item 17.  Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         unless, in the case of clauses (i) and (ii) above, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, General Dynamics certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, Commonwealth of Virginia on the 18th day of June, 1999.

                                GENERAL DYNAMICS CORPORATION

                              By: /s/  NICHOLAS D. CHABRAJA
                                  ------------------------------------
                                  Nicholas D. Chabraja
                                  Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date first above indicated:


                NAME                                           TITLE
                ----                                           -----
     /s/  NICHOLAS D. CHABRAJA              Chairman, Chief Executive Officer and Director
-------------------------------                      (Principal Executive Officer)
Nicholas D. Chabraja

     /s/  JAMES E. TURNER, JR.                   President and Chief Operating Officer
-------------------------------
James E. Turner, Jr.

     /s/  MICHAEL J. MANCUSO               Senior Vice President and Chief Financial Officer
-------------------------------                      (Principal Financial Officer)
Michael J. Mancuso

     /s/  JOHN W. SCHWARTZ                           Vice President and Controller
-------------------------------                     (Principal Accounting Officer)
John W. Schwartz

               *
-------------------------------
Julius W. Becton, Jr.                                          Director


-------------------------------
James S. Crown                                                 Director

               *
-------------------------------
Lester Crown                                                   Director

               *
-------------------------------
Charles H. Goodman                                             Director


-------------------------------
George A. Joulwan                                              Director


-------------------------------
Paul G. Kaminski                                               Director

               *
-------------------------------
James R. Mellor                                                Director

               *
-------------------------------
Carl E. Mundy, Jr.                                             Director

-------------------------------
Carlisle A.H. Trost                                            Director


-------------
* By David A. Savner pursuant to Power of Attorney executed by the directors listed above, which power of Attorney has previously been filed with the Securities and Exchange Commission.

    /s/  DAVID A. SAVNER
------------------------------
David A. Savner
Secretary

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------

2.1 Agreement and Plan of Merger dated as of May 16, 1999 among General Dynamics Corporation, Tara Acquisition Corporation and Gulfstream Aerospace Corporation (incorporated herein by reference to General Dynamics Corporation's joint proxy statement/prospectus on Form S-4 (No. 333-[ ]))

4.1 Restated Certificate of Incorporation of General Dynamics Corporation (incorporated herein by reference to General Dynamics Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
         1998)

4.2 Amended and Restated Bylaws of General Dynamics Corporation (incorporated herein by reference to General Dynamics Corporation's Annual Report on Form 10-K for the fiscal year ended December 31,
         1998)

*5.1 Opinion of Jenner & Block, counsel to General Dynamics Corporation, regarding the legality of the shares being offered (incorporated herein by reference to General Dynamics Corporation's joint proxy statement/prospectus on Form S-4 (No. 333-[ ]))

*23.1    Consent of Jenner & Block (included in Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Deloitte & Touche LLP

24.1 Power of Attorney (incorporated herein by reference to General Dynamics Corporation's joint proxy statement/prospectus on Form S-4 (No. 333-[ ]))

---------------
*    To be filed by amendment.






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